SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):

                          May 19, 1998
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                               Coffee People, Inc.
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             (Exact name of registrant as specified in its charter)



     Oregon                        0-21397                       93-1073218
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(State or other              (Commission File No.)             (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)



 11480 Commercial Parkway,     Castroville, California          95012
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:

                                (408) 633-6300
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Item 4.  Changes in Registrant's Certifying Accountant

         At the Company's Annual Meeting held May 19, 1998, the shareholders ratified the appointment, subject to the closing of the Merger, of Price Waterhouse LLP as the Company's independent accountants for the 1998 fiscal year. The Company's Board had determined that, because Gloria Jean's financial statements would become the historical financial statements of the Company, it was in the best interests of the Company that Price Waterhouse LLP, the independent accountants for Gloria Jean's, act as independent accountants for Coffee People after the Merger.

         Accordingly, the Company has dismissed its former accountants, Arthur Andersen LLP. The report of Arthur Andersen LLP for the years ended December 31, 1997 and 1996 contains no adverse opinion or disclaimed of opinion and was not qualified or modified as to uncertainty, audit scope or application of accounting principles. During the years ended December 31, 1997 and 1996, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference thereto on their report on the financial statements for such years.


Item 7.  Financial Statements and Exhibits

     (c)   Exhibits

           99.1     Letter dated May 26, 1998, from
                    Arthur Andersen to the SEC


                                      2

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                                SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    COFFEE PEOPLE, INC.
                                    (Registrant)



Date: May 26, 1998                   By:  /s/ Mark J. Archer
                                        -----------------------------
                                        Mark J. Archer
                                        Executive Vice President
                                        Chief Financial Officer


                                      3

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                                  EXHIBIT INDEX
Exhibit No.                Name                                        Page
-----------                ----                                        ----

99.1                       Letter dated May 26, 1998, from Arthur        5
                           Andersen LLP to the SEC







                                      4